Exhibit 99.2

Contineum Therapeutics Announces Pricing of Upsized $90.0 Million Public Offering

SAN DIEGO, December 11, 2025 (Business Wire) — Contineum Therapeutics, Inc. (Nasdaq: CTNM) (Contineum or the Company), a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (NI&I) indications, today announced the pricing of an upsized underwritten public offering of 7,346,938 shares of its Class A common stock at a public offering price of $12.25 per share. In addition, Contineum has granted the underwriters a 30-day option to purchase up to an additional 1,102,040 shares of its Class A common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds from the offering, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Contineum, are expected to be approximately $90.0 million, excluding any exercise of the underwriters’ option to purchase additional shares. The offering is expected to close December 15, 2025, subject to the satisfaction of customary closing conditions.

Goldman Sachs & Co. LLC, Leerink Partners, Stifel, RBC Capital Markets and William Blair are acting as joint book-running managers for the offering. Jones is acting as manager for the offering.

A registration statement relating to the securities to be sold in the offering was filed with the U.S. Securities and Exchange Commission (SEC) on May 14, 2025 and was declared effective by the SEC on May 23, 2025. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. The offering will be made only by means of a prospectus. A preliminary prospectus supplement (including the accompanying prospectus) related to the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained, when available, from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com; RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, 8th Floor, New York, NY 10281, by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Contineum Therapeutics

Contineum Therapeutics (Nasdaq: CTNM) is a clinical-stage biopharmaceutical company pioneering novel, oral small molecule therapies for NI&I indications with significant unmet need. Contineum is advancing a pipeline of internally-developed programs with multiple drug candidates now in clinical trials. PIPE-791 is an LPA1 receptor antagonist in clinical development for idiopathic pulmonary fibrosis and chronic pain. PIPE-307 is a selective inhibitor of the M1 receptor in clinical development for relapsing remitting multiple sclerosis and major depressive disorder.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” Such forward-looking statements, which represent Contineum’s intent, belief, or current expectations, involve risks and uncertainties. The words, without limitation, “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “predict,” “potential,” “believe,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements may include, but are not limited to, statements concerning the timing and completion of the offering and satisfaction of customary closing conditions. Although Contineum believes the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and Contineum can give no assurances that its expectations will prove to be correct. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. As a result of many factors, including without limitation those set forth under “Risk Factors” in Contineum’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent quarterly reports on Form 10-Q filed with the SEC, Contineum’s actual results may differ materially from those anticipated in these forward-looking statements. Contineum undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, except as required by law.

Company Contact:

Steve Kunszabo

Contineum Therapeutics

Senior Director, Investor Relations & Corporate Communications

858-649-1158

skunszabo@contineum-tx.com

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